Exhibit 5.1

[Letterhead of Squire Patton Boggs (US) LLP]

Sterling Bancorp
400 Rella Blvd.

Montebello, New York 10901

April 5, 2017

Ladies and Gentlemen:

We have acted as counsel to Sterling Bancorp, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933, as amended (the “Act”), of 91,715,568 shares (the “Common Shares”) of Common Stock, par value $0.01 per share, 135,000 shares (the “Preferred Stock”) of 6.50% Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, and 5,400,000 depositary shares (the “Depositary Shares”) (evidenced by depositary receipts) each representing a 1/40th interest in a share of Preferred Stock, of the Company to be issued in connection with the Agreement and Plan of Merger, dated as of March 6, 2017, by and between Astoria Financial Corporation, a Delaware corporation (“Astoria”), and the Company (the “Merger Agreement”).

In connection with this opinion, we, as your counsel, have examined the Registration Statement, the Merger Agreement and such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. In rendering this opinion, we have relied, with your consent, upon oral and written representations of officers of the Company and certificates of officers of the Company and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates.

Upon the basis of such examination, and subject to the qualifications, assumptions and limitations stated herein, we advise you that, in our opinion:

(1) When the Registration Statement has become effective under the Act and the Common Shares have been duly issued and delivered as provided in the Merger

Agreement, as contemplated by the Registration Statement, the Common Shares will be validly issued, fully paid and nonassessable.

(2) When the Registration Statement has become effective under the Act, a certificate of designations with respect to the Preferred Stock substantially in the form filed as an exhibit to the Registration Statement has been duly filed with the Secretary of State of the State of Delaware and the Preferred Stock has been duly issued and delivered as provided in the Merger Agreement, as contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and nonassessable.

(3) When the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the terms of the deposit agreement under which the Depositary Shares have been issued (the “Deposit Agreement”) so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Registration Statement has become effective under the Act, the Deposit Agreement has been duly assumed by the Company pursuant to the Merger Agreement, the Preferred Stock represented by the Depositary Shares has been issued as contemplated by the Registration Statement and has been received by the depositary upon conversion of the non-cumulative perpetual preferred stock, series C, par value $1.00 per share, of Astoria Financial Corporation into the Preferred Stock, and the depositary receipts evidencing the Depositary Shares have been issued in accordance with the Deposit Agreement and have become the issued Depositary Shares of the Company as contemplated by the Registration Statement, the depositary receipts evidencing the Depositary Shares will be validly issued and the Depositary Shares and the depositary receipts evidencing the Depositary Shares will entitle their holders to the rights specified in the Deposit Agreement.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of Delaware and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. We assume no obligation to revise or supplement the opinions rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise. We express no opinion as to compliance with the “blue sky” laws of any jurisdiction and the opinions set forth herein are qualified in that respect.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Squire Patton Boggs (US) LLP